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                                                                      Exhibit 99

        Statement of Chief Executive Officer and Chief Financial Officer
                                       of
                      Berger Holdings, Ltd. (the "Company")


We, Theodore A. Schwartz and Francis E. Wellock, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

..    the Company's Quarterly Report on Form 10-Q for the period ended June 30,
     2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

..    the information contained in the Report presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 14, 2002
                                           By:  /s/ Theodore A. Schwartz
                                                --------------------------------
                                                Theodore A. Schwartz
                                                Chief Executive Officer

                                           By:  /s/ Francis E. Wellock, Jr.
                                                --------------------------------
                                                Francis E. Wellock, Jr.
                                                Chief Financial Officer